As filed with the Securities and Exchange Commission on August 6, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUTTIG BUILDING PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	43-0334550
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

555 Maryville University Drive

Suite 240

St. Louis, Missouri 63141

(314) 216-2600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Huttig Building Products, Inc.

2005 Executive Incentive Compensation Plan

(Effective March 15, 2005, as Amended and Restated Effective February 27, 2007)

(Full title of the Plan)

David L. Fleisher

Vice President, Chief Financial Officer and Secretary

Huttig Building Products, Inc.

555 Maryville University Drive

Suite 240

St. Louis, Missouri 63141

(314) 216-2600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Janice C. Hartman

Kirkpatrick & Lockhart Preston Gates Ellis LLP

Henry W. Oliver Building

535 Smithfield Street

Pittsburgh, Pennsylvania 15222

(412) 355-6500

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $.01 Par Value	750,000 shares	(1)	$6.44	(2)	$4,830,000	(2)	$148.28

(1)	Shares of the registrant’s common stock being registered hereby are accompanied by the registrant’s preferred share purchase rights. Until the occurrence of certain prescribed events, such rights are not exercisable. Such rights are evidenced by each certificate for common stock and will be transferred along with, and only with, the common stock. No additional fee is payable with respect to such rights.
(2)	Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price for the shares is estimated solely for the purpose of calculating the registration fee and is based on the average of the high and low sales prices for the common stock on August 2, 2007 as reported by the New York Stock Exchange.

PART II

INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

REGISTRATION OF ADDITIONAL SECURITIES

By a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 18, 2006, Registration File No. 333-131090, Huttig Building Products, Inc. (the “Company”), a Delaware corporation, previously registered 675,000 shares of the Company’s common stock, par value $.01 per share, to be offered and sold under the Company’s 2005 Executive Incentive Compensation Plan, Effective March 15, 2005, as Amended and Restated Effective February 27, 2007 (the “Plan”), and the contents of that Registration Statement are incorporated by reference herein. The Company is hereby registering an additional 750,000 shares of its common stock, par value $.01 per share, issuable under the Plan.

Item 8.	Exhibits.

The following Exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
4.1	2005 Executive Incentive Compensation Plan, Effective March 15, 2005, as Amended and Restated Effective February 27, 2007 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007)

+5.1	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP

+23.1	Consent of KPMG LLP

23.2	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (included on signature page).

+	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri on August 6, 2007.

HUTTIG BUILDING PRODUCTS, INC.

By:	/s/ JON P. VRABELY
Name:	Jon P. Vrabely
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Huttig Building Products, Inc., a Delaware corporation, does hereby constitute and appoint Jon P. Vrabely and David L. Fleisher, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any one of them, may deem necessary or advisable to enable said Huttig Building Products to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or any one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JON P. VRABELY	President, Chief Executive Officer and Director	August 6, 2007
Jon P. Vrabely

/s/ DAVID L. FLEISHER	Vice President, Chief Financial Officer and Secretary (Principal Accounting Officer)	August 6, 2007
David L. Fleisher

/s/ R. S. EVANS	Chairman of the Board	July 23, 2007
R. S. Evans

/s/ E. THAYER BIGELOW, JR.	Director	July 24, 2007
E. Thayer Bigelow, Jr.

/s/ DORSEY R. GARDNER	Director	June 28, 2007
Dorsey R. Gardner

/s/ PHILIPPE J. GASTONE	Director	June 26, 2007
Philippe J. Gastone

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/s/ DONALD L. GLASS	Director	June 26, 2007
Donald L. Glass

/s/ RICHARD S. FORTÉ	Director	June 26, 2007
Richard. S. Forté

/s/ MICHAEL A. LUPO	Director	June 26, 2007
Michael A. Lupo

/s/ J. KEITH MATHENEY	Director	June 27, 2007
J. Keith Matheney

/s/ DELBERT H. TANNER	Director	June 26, 2007
Delbert H. Tanner

/s/ STEVEN A. WISE	Director	June 28, 2007
Steven A. Wise

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EXHIBIT INDEX

Exhibit Number	Description
+5.1	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP

+23.1	Consent of KPMG LLP

23.2	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (included on signature page).

+	Filed herewith.

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